N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Institutional Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		273,857,454	0.02		9,771,793,230	1.00
Class AD	2,153,480	0.02		39,819,394	1.00
Class IN	2,437,772	0.02		52,834,527	1.00
Class IS	64,850,240	0.02 		2,826,849,770	1.00
Class P		1,704,102	0.02		46,054,974	1.00


Evergreen Institutional Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		130,554,353	0.02		6,154,388,402	1.00
Class AD	1,473,771	0.02		54,592,170	1.00
Class IN	3,096,396	0.02		86,279,392	1.00
Class IS	15,858,774	0.02		830,690,708	1.00
Class P		269,358		0.02		3,353,334	1.00


Evergreen Institutional Treasury Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		72,218,671	0.01		6,402,692,738	1.00
Class AD	66,178		0.01		558,015	1.00
Class IN	3,103,711	0.01		108,559,326	1.00
Class IS	10,054,574	0.01		1,272,685,517	1.00
Class P		519,518		0.01		91,237,550	1.00



Evergreen Institutional U.S. Government Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV


Class I		30,793,025	0.02		3,337,272,354	1.00
Class IN	974,554		0.02		85,819,527	1.00
Class IS	1,632,179	0.01		132,260,189	1.00
Class P		927,015		0.01		63,967,607	1.00


Evergreen Prime Cash Management Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		141,207,440	0.02		5,369,097,906	1.00
Class AD	12,573	 	0.02		1,000		1.00
Class IN	1,605,071 	0.02		7,734,906	1.00
Class IS	7,994,236 	0.02		549,693,112	1.00
Class P		2,134,916   	0.02		39,983,005	1.00